As filed with the Securities and Exchange Commission on June 8, 2005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2005

CATELLUS DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31908	94-2953477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Mission Street, Second Floor, San Francisco, California 94105

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (415) 974-4500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 5, 2005, an Agreement and Plan of Merger (the “Merger Agreement”) was entered into by and among ProLogis, a Maryland real estate investment trust (“ProLogis”), Palmtree Acquisition Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of ProLogis, and Catellus Development Corporation (“Catellus”) under which ProLogis will acquire all of the outstanding common stock of Catellus. Under the terms of the Merger Agreement, Catellus stockholders will be able to elect to receive either $33.81 per share in cash, without interest, or 0.822 of a ProLogis common share for every share of Catellus common stock they own at the effective time of the merger. Catellus stockholder elections will be prorated such that $1.255 billion (or approximately 35% of the merger consideration) will be payable in cash, with the remaining approximately 65% of the merger consideration payable in ProLogis common shares.

Upon closing the transactions contemplated by the Merger Agreement, Nelson C. Rising, the Chairman of the Board and Chief Executive Officer of Catellus, and one other member of the Catellus board of directors to be agreed upon, will serve as members of the ProLogis board of trustees.

Under the Merger Agreement, Catellus may, through the effective time of the merger, continue to declare and pay regular quarterly dividends of up to $0.27 per share with respect to its shares of common stock, beginning with the quarter ending September 30, 2005. The record date for the distribution of the Catellus quarterly dividends will be the same as the record date for the distribution of the quarterly dividends for ProLogis common shares.

The parties have each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct their businesses in the usual, regular and ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the transaction and not to engage in various kinds of transactions during such period.

Completion of the merger is subject to customary conditions, including the approval of the Merger Agreement by Catellus shareholders and the issuance of Prologis common shares by Prologis in the merger, the absence of a material adverse change to the parties’ respective businesses and the performance by the parties of their respective obligations under the Merger Agreement.

The Merger Agreement contains termination rights for both ProLogis and Catellus. If the Merger Agreement is terminated under certain specified circumstances, Catellus may be required to pay ProLogis a termination fee of $90 million plus expenses of $8 million. If the Merger Agreement is terminated under other specified circumstances, ProLogis may be required to pay Catellus expenses of $20 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

Concurrent with the execution of the Merger Agreement, Mr. Rising, Ted Antenucci, President of Catellus Commercial Development Corporation, C. William Hosler, Senior Vice President and Chief Financial Officer of Catellus, and Vanessa L. Washington, Senior Vice President and General Counsel of Catellus, entered into a voting agreement with ProLogis, pursuant to which such persons have agreed to vote all of the shares of Catellus common stock beneficially held by them in favor of the Merger Agreement. The Voting Agreement also requires that Mr. Rising (1) elect to receive ProLogis common shares with respect to not less than 65% of the Catellus common stock that he owns and (2) maintain ownership of at least 125,000 ProLogis common shares until the earlier of two years following completion of the transaction or such time as he no longer serves on ProLogis’s board of trustees. A copy of the Voting Agreement is attached as an exhibit to ProLogis’s Current Report on Form 8-K filed June 8, 2005 and is incorporated into this report by reference. The description of the voting agreement is qualified in its entirety by reference to the full text of the voting agreement.

Amendment to Memorandum of Understanding Regarding Employment

On June 5, 2005, Catellus entered into a second amendment to Ms. Washington’s memorandum of understanding. The second amendment provides that if Ms. Washington incurs an excise tax under Section 4999 of the Internal Revenue Code (relating to “excess parachute payments”) with respect to any payments she receives from Catellus (including the payments attributable to the acceleration of the vesting of her equity awards) and if her “excess parachute payments” are at least 110% of the amount of the parachute payments that she could have received without being subject to any excise tax under Section 4999, Ms. Washington is entitled to a “gross-up” payment to make her whole for this excise tax and any income and employment taxes which apply to the gross-up payment.

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the amendment to the memorandum of understanding, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

Additional Information about the Merger and Where to Find It

ProLogis and Catellus will file with the Securities and Exchange Commission a proxy statement/prospectus and other documents regarding the proposed merger described in this report. Investors and security holders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about ProLogis and Catellus and the proposed merger. A definitive proxy statement/prospectus will be sent to security holders of ProLogis and Catellus seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus (when available) and other documents filed by ProLogis and Catellus with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge by directing a request to ProLogis, 14100 E. 35th Place, Aurora, Colorado, 80011, attention Investor Relations, Telephone: (800) 820-0181 or Catellus Development Corporation, 201 Mission Street, 2nd Floor, San Francisco, California, 94105, attention Investor Relations, Telephone: (415) 974-3781.

ProLogis and Catellus and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of ProLogis and Catellus in connection with the proposed merger. Information about ProLogis and Catellus and their respective directors and executive officers can be found in ProLogis’ and Catellus’ respective Proxy Statements and Annual Reports on Form 10-K filed with the Securities and Exchange Commission. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger dated June 5, 2005, by and among ProLogis, Palmtree Acquisition Corporation and Catellus Development Corporation.

10.1	Amendment No. 2 to Amended and Restated Memorandum of Understanding Regarding Employment executed on June 5, 2005, by and between Vanessa L. Washington and Catellus Development Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATELLUS DEVELOPMENT CORPORATION

Dated June 8, 2005	By:	/s/ C. William Hosler
	Name:	C. William Hosler
	Title:	Senior Vice President and
Chief Financial Officer